UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. )

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2025

ARTESIAN RESOURCES CORP
(Exact Name of Registrant as Specified in Its Charter)

000-18516
(Commission File Number)

Delaware	51-0002090
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

664 Churchmans Road
Newark, Delaware 19702
(Address of principal executive offices, including zip code)

(302) 453-6900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARTNA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On February 22, 2025, Artesian Resources Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission under Item 5.02. This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the Original Report to add certain information which was unavailable at the time the Original Report was filed. No other amendments to the Original Report are being made by this Amendment No. 1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 16, 2025, the Company and Dian C. Taylor, the Company’s former Chief Executive Officer and President, entered into an Agreement and Mutual Release with the Company (the “Retirement Agreement”), which, if not revoked by Ms. Taylor pursuant to its terms, shall become effective March 24, 2025.  The Retirement Agreement includes a mutual general release of claims by Ms. Taylor and the Company, with certain exceptions as noted therein, and certain other covenants and provides that Ms. Taylor retired from her employment with the Company and its affiliates as of February 22, 2025. Ms. Taylor’s retirement does not affect her status as a member of the Company’s board of directors.
The foregoing description of the terms of the Retirement Agreement is qualified in its entirety by reference to the full terms of the Retirement Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

Date: March 20, 2025	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer